Exhibit 99.1

SideChannel Reports First Quarter Results

Financial results conference call on Wednesday, February 5 @ 4:30 P.M. ET

WORCESTER, MA / ACCESSWIRE / February 5, 2025 / SideChannel, Inc. (OTCQB:SDCH) (“SideChannel”), a leading provider of cybersecurity services and technology to emerging and middle market companies, today announced its financial results for the first quarter of the fiscal year ended September 30, 2025.

Fiscal Year 2025 First Quarter Highlights

●	Revenue of $1.9 million; 9.9% greater than Fiscal Year (“FY”) 2024 first quarter revenue of $1.7 million.
●	Gross margin of 45.8%; 290 bps lower than 48.7% for FY 2024.
●	Operating expenses decreased $24 thousand, or 2.1%, compared to FY 2024.
●	Net loss of $195 thousand or $0.00 per share versus a net loss of $246 thousand or $0.00 per share in FY 2024.
●	Cash, cash equivalents, and short-term investments increased by $75 thousand from September 30, 2024, to an ending balance of $1.4 million at December 31, 2024.
●	Trailing twelve-month revenue grew to $7.6 million as of December 31, 2024.
●	Trailing twelve-month revenue retention was 66.1% as of December 31, 2024.

Management Comments

Commenting on the results for the quarter ending December 31, 2024, Brian Haugli, President and Chief Executive Officer of SideChannel, said, “Our strategic objectives are first to drive Enclave adoption, second to continue landing new vCISO clients, and third to expand the placement our cybersecurity risk reduction solutions at existing clients.”

Haugli continued, “Last year, we began announcing additions to our selling and marketing team. This activity continued during the first quarter of our new fiscal year, and I anticipate more additions during the remainder of fiscal year 2025. These investments reflect our commitment to accelerating our revenue growth using our existing cash on hand as well as cash flow provided by operations.”

SideChannel will host a conference call on February 5, 2025, at 4:30 P.M. Eastern Time to discuss its first quarter results and provide an update on the Company’s initiatives.

CALL INFORMATION

Date:	Thursday February 5, 2025, at 4:30 P.M. Eastern Standard Time.

Dial In:	Toll Free: 888-506-0062
International: 973-528-0011
Participant Access Code: 542920

A webcast of the call will also be available: https://www.webcaster4.com/Webcast/Page/2071/51580

Participants may register in advance for the call using the webcast link.

The call will include management remarks and a live question and answer session. Questions may be submitted prior to the meeting using ir@sidechannel.com.

The Company’s Form 10-Q for the quarter ended December 31, 2024, was filed with the Securities and Exchange Commission and is available at https://investors.sidechannel.com/sec-filings.

Financial tables follow.

SIDECHANNEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended
	December 31,
	2024	2023
Revenues	$1,908	$1,736
Cost of revenues	1,034	891
Gross profit	874	845

Operating expenses
General and administrative	660	709
Selling and marketing	267	269
Research and development	153	126
Total operating expenses	1,080	1,104
Operating loss	(206)	(259)

Other income, net	13	13
Net loss before income tax expense	(193)	(246)

Income tax expense	2	-
Net loss after income tax expense	$(195)	$(246)
Net loss per common share – basic and diluted	$(0.00)	$(0.00)
Weighted average common shares outstanding – basic and diluted	226,021,806	214,578,923

SIDECHANNEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31, 2024	September 30, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,120	$1,045
Short-term investments	250	250
Accounts receivable, net	585	732
Deferred costs	105	150
Prepaid expenses and other current assets	289	385
Total current assets	2,349	2,562

Fixed assets	29	33
Goodwill	1,356	1,356
Total assets	$3,734	$3,951

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$590	$729
Deferred revenue	519	515
Income taxes payable	5	3
Total current liabilities	1,114	1,247
Total liabilities	1,114	1,247

Commitments and contingencies

Common stock, $0.001 par value, 681,000,000 shares authorized; 226,331,731 and 225,975,331 shares issued and outstanding as of December 31, 2024, and September 30, 2024, respectively.	226	226
Additional paid-in capital	22,432	22,321
Accumulated deficit	(20,038)	(19,843)
Total stockholders’ equity	2,620	2,704
Total liabilities and stockholders’ equity	$3,734	$3,951

About SideChannel

SideChannel helps emerging and mid-market companies protect their assets. Founded in 2019, we deliver comprehensive cybersecurity plans through a series of actions branded SideChannel Complete.

SideChannel deploys a combination of skilled and experienced talent and technological tools to offer layered defense strategies supported by battle-tested processes. SideChannel also offers Enclave, a network infrastructure platform that eases the journey from zero to zero-trust. Learn more at sidechannel.com.

Investors and shareholders are encouraged to receive press releases and industry updates by subscribing to the investor email newsletter and following SideChannel on X and LinkedIn.

You may contact us at:

SideChannel

146 Main Street, Suite 405

Worcester, MA 01608

Investor Contact

Ryan Polk
ir@sidechannel.com

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words “believes”, “hopes”, “expects”, “intends”, “plans”, “anticipates”, “potential”, “could”, “should” or “may”, and similar conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause SideChannel’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. These risk factors include, but are not limited to: that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop and successfully introduce new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; the risk associated with the concentration of our cash in one financial institution at levels above the amount protected by FDIC insurance; and other risk factors included from time to time in documents we file with the Securities and Exchange Commission, including, but not limited to, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These reports are available at www.sec.gov.

Other unknown or unpredictable factors also could have material adverse effects that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.